UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
1010 De La Gauchetière Street West, Suite 400
Montreal, Quebec, Canada H3B 2N2
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01    OTHER EVENTS.

Resolute Forest Products, Inc. (the “Company”) is a party to a senior secured credit facility (the “Senior Secured Credit Facility”) with various lenders and American AgCredit, FLCA, as administrative agent and collateral agent. The Senior Secured Credit Facility provides for a term loan facility of up to $180 million and a revolving credit facility of up to $180 million. As of the date of this Current Report on Form 8-K, no borrowings are outstanding under the Senior Secured Credit Facility.

The obligations under the Senior Secured Credit Facility have been secured by a first priority mortgage on the real property of the Company’s pulp, paper and tissue facility in Calhoun, Tennessee and a first priority security interest on the fixtures and equipment located therein. As previously disclosed, the Company indefinitely idled the Calhoun pulp and paper operations in early 2022. On March 2, 2022, the Company entered into agreements to provide the following additional security under the Senior Secured Credit Facility: (i) a first priority mortgage on the real property of the Company’s sawmill facilities in Glenwood and El Dorado, Arkansas and a first priority security interest on the fixtures and equipment located therein, and (ii) a first priority security interest on the fixtures and equipment at the Company’s sawmill facilities in Cross City, Florida. The Company also expects to grant a first priority mortgage on the real property of its sawmill facilities in Cross City later in 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Stephanie Leclaire
Date: March 2, 2022		Name: Stephanie Leclaire
Title: Senior Vice President and Chief Legal Officer